EXHIBIT 24

						  POWER OF ATTORNEY
					FOR
EXECUTING FORMS 3, 4 AND 5

	    Know all by these present, that the
undersigned hereby constitutes and
appoints each of William E. Joor III
and Alvin Suggs, individually, the
undersigned's true and lawful
attorney-in-fact to:

	    (1)	 execute for and on behalf of the
undersigned Forms 3, 4, and 5
			   (including amendments thereto) in
accordance with Section
			   16(a) of the Securities Exchange Act of
1934 and the rules
			   thereunder;

	    (2)	 do and perform any
and all acts for and on behalf of the
			   undersigned that may be
necessary or desirable to complete and
			   execute any such Form 3, 4,
or 5, complete and execute any
			   amendment or amendments thereto,
file such Form with the
			   United States Securities and Exchange
Commission and any stock
			   exchange or similar authority, and provide
a copy as required
			   by law or advisable to such persons as the
attorney-in-fact
			   deems appropriate; and

	    (3)	 take any
other action of any type whatsoever in connection
			   with the
foregoing that, in the opinion of the
			   attorney-in-fact, may be of
benefit to, in the best interest
			   of, or legally required of the
undersigned, it being
			   understood that the documents executed by the
attorney-in-fact
			   on behalf of the undersigned pursuant to this
Power of
			   Attorney shall be in such form and shall contain such
terms
			   and conditions as the attorney-in-fact may approve in the

			   attorney-in-fact's discretion.

	    The undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Regency Energy
Partners LP, Regency GP LP, Regency GP LLC or any of their affiliates assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Regency Energy Partners LP, Regency GP LP,
Regency
GP LLC and each of their affiliates and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in-fact for purposes of executing, acknowledging, delivering or filing any Form 3, 4 or 5 (including any amendment thereto) and agrees to reimburse Regency Energy Partners LP, Regency GP LP,

Regency GP LLC and each of their affiliates and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	    This Power of Attorney shall remain in
full force and effect until the
undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the
undersigned's holdings of and
transactions in securities issued by Regency
Energy Partners LP, unless
earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	    IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney
to be executed as of the date written
below.

								By:    /s/ Gary W. Luce

									----------------------------------
									Signature


									   Gary W. Luce
									----------------------------------

									Print Name

									   January 25, 2006

									----------------------------------
									Date